Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: David Smith, CFO
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES REPORTS 2016 FIRST QUARTER RESULTS

Elkhart, Indiana - May 9, 2016 - Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RVs) and manufactured homes, today reported net income of $36.0 million, or $1.45 per diluted share, for the first quarter ended March 31, 2016, compared to net income of $20.1 million, or $0.82 per diluted share, for the first quarter ended March 31, 2015.

Consolidated net sales in the first quarter of 2016 increased to $423 million, 17 percent higher than the 2015 first quarter. The increase in year over year sales reflects industry-wide growth in wholesale shipments of towable RV’s, which increased by 11 percent in the first quarter of 2016, enhanced by acquisitions completed by the Company over the twelve months ended March 31, 2016, as well as the July 2015 distribution and supply agreement for premium electronics with Furrion, which together added $25 million in net sales in the first quarter of 2016. Through continued focus on serving the aftermarket, the Company also increased aftermarket sales in the first quarter of 2016 by more than 40 percent. In April 2016, Drew’s consolidated net sales reached approximately $145 million, 11 percent higher than April 2015.

The Company’s content per travel trailer and fifth-wheel RV for the twelve months ended March 31, 2016, increased $64 to $2,978, compared to content per travel trailer and fifth-wheel RV for the twelve months ended March 31, 2015 of $2,914. The Company’s content per motorhome RV for the twelve months ended March 31, 2016, increased by $122, to $1,858, compared to content per motorhome RV for the twelve months ended March 31, 2015, of $1,736.

“Our net sales in the 2016 first quarter increased at a double digit year-over-year rate of 17 percent and by over $60 million over the first quarter of 2015,” said Jason Lippert, Drew’s Chief Executive Officer. “This growth reflects the current strength of our industry, as well as the continued execution of our plan to drive growth in our primary areas of focus. This includes growth from acquisitions, focusing on the needs of the aftermarket customer, new markets for core products and organic growth from innovative new products, enhancements to existing products and market share gains. Of particular note, our net sales attributable to the aftermarket and adjacent industries increased during the 2016 first quarter by a combined $28 million, or 46 percent.”

“Thus far in 2016 we completed three acquisitions, adding approximately $57 million of expected annual sales with further sales and profit growth potential. Notably, this includes our second acquisition in the marine space and our first acquisition in Europe,” said David Smith, Drew’s Chief Financial Officer. The three operations acquired by Drew so far during 2016 are:

•	Project 2000 S.r.l. -- An Italian manufacturer of innovative, space-saving bed lifts and retractable steps for RVs, with estimated annual sales of €10 million (US$12 million);

•	Flair Interiors -- A Goshen, Indiana manufacturer of RV furniture, with estimated annual sales of $25 million; and

•
Highwater Marine Furniture -- An Elkhart, Indiana marine furniture operation providing furniture solutions for Highwater Marine, LLC, a manufacturer of pontoon boats. Estimated annual sales for the marine furniture operation were $20 million.

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Over the twelve month period through March 2016, retail sales of travel trailer and fifth-wheel RVs increased an estimated 12 percent. Wholesale unit sales during this time nearly matched retail sales. Based on the strength of retail sales and the current outlook from several RV OEMs and their dealer networks, most industry analysts continue to report that RV dealer inventory is in line with anticipated retail demand.

“Our operating profit in the first quarter of 2016 improved to $56 million, compared to $32 million in the first quarter of 2015,” said Scott Mereness, Drew’s President. “Accretive acquisitions completed over the last 12 months, significant growth in aftermarket sales and a focus on cost management and operational efficiencies, combined with strong industry growth and lower costs for certain key commodities, all contributed to our profit improvement. Starting in the second half of 2015, commodity prices for both aluminum and steel began to trend lower, resulting in favorable material costs compared to the first half of 2015. These commodity prices have historically been volatile and recently experienced some increases.” Mereness continued, “We believe these first quarter results reflect the effective execution of the strategy we have set to profitably grow sales in key areas of our business and exercise disciplined cost management.”

Jason Lippert concluded, “We have completed ten acquisitions since the beginning of 2014 and a significant amount of structural work inside our business to be in a position to deliver these results. We plan to continue our focus on developing, engineering and building products that create value for our customers, as well as to continue improving our service delivery through customer support, so that each day we are the supplier of choice for the industries we serve. We are excited by what the future holds as we continue to innovate and expand with new products, new customers, new markets and new geographies.”

Conference Call & Webcast
Drew will provide an online, real-time webcast of its first quarter 2016 earnings conference call on the Company’s website, www.drewindustries.com, on Monday, May 9, 2016, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available by dialing (855) 859-2056 and referencing access code 1648926. A replay of the webcast will also be available on Drew’s website.

About Drew Industries
From 45 manufacturing and distribution facilities located throughout the United States and in Canada and Italy, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; modular housing; and factory-built mobile office units. Drew’s products include steel chassis and chassis components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; LED televisions and sound systems; navigation systems; wireless backup cameras; other accessories; and electronic components. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

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Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization and impact of efficiency improvements and cost reductions, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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DREW INDUSTRIES INCORPORATED
OPERATING RESULTS
(unaudited)

	Three Months Ended March 31,		Last Twelve
	2016	2015	Months
(In thousands, except per share amounts)

Net sales	$422,798	$361,457	$1,464,407
Cost of sales	314,357	285,054	1,126,367
Gross profit	108,441	76,403	338,040
Selling, general and administrative expenses	52,713	44,565	194,180
Severance	—	—	3,716
Operating profit	55,728	31,838	140,144
Interest expense, net	476	189	2,172
Income before income taxes	55,252	31,649	137,972
Provision for income taxes	19,293	11,576	47,741
Net income	$35,959	$20,073	$90,231

Net income per common share:
Basic	$1.46	$0.83	$3.70
Diluted	$1.45	$0.82	$3.65

Weighted average common shares outstanding:
Basic	24,567	24,215	24,386
Diluted	24,794	24,541	24,716

Depreciation and amortization	$10,943	$9,802	$42,765
Capital expenditures	$6,271	$8,593	$26,667

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DREW INDUSTRIES INCORPORATED
SEGMENT RESULTS
(unaudited)

	Three Months Ended March 31,		Last Twelve
	2016	2015	Months
(In thousands)

Net sales: (1)
RV Segment:
RV OEMs:
Travel trailers and fifth-wheels	$283,369	$259,695	$962,461
Motorhomes	28,523	22,309	92,727
RV aftermarket	24,968	17,209	95,206
Adjacent industries	54,819	35,358	191,642
Total RV Segment net sales	391,679	334,571	1,342,036

MH Segment:
Manufactured housing OEMs	21,229	17,823	85,438
Manufactured housing aftermarket	4,649	3,829	16,379
Adjacent industries	5,241	5,234	20,554
Total MH Segment net sales	31,119	26,886	122,371

Total net sales	$422,798	$361,457	$1,464,407

Operating profit:
RV Segment	$51,281	$29,133	$129,633
MH Segment	4,447	2,705	14,227
Total segment operating profit	55,728	31,838	143,860
Severance	—	—	(3,716)
Total operating profit	$55,728	$31,838	$140,144
(1) In the third quarter of 2015, the Company refined the various sales categories within the RV Segment. This refinement had no impact on total RV Segment net sales or trends. Prior periods have been reclassified to conform to this presentation.

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DREW INDUSTRIES INCORPORATED
BALANCE SHEET INFORMATION
(unaudited)

	March 31,		December 31,
	2016	2015	2015
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$27,917	$27,927	$12,305
Accounts receivable, net	104,695	89,798	41,509
Inventories, net	165,184	138,276	170,834
Prepaid expenses and other current assets	23,408	19,897	21,178
Total current assets	321,204	275,898	245,826
Fixed assets, net	150,378	149,087	150,600
Goodwill	86,112	66,521	83,619
Other intangible assets, net	109,347	93,898	100,935
Deferred taxes	29,391	30,453	29,391
Other assets	12,610	13,272	12,485
Total assets	$709,042	$629,129	$622,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$48,392	$63,212	$29,700
Dividend payable	7,344	48,227	—
Accrued expenses and other current liabilities	99,654	69,499	69,162
Total current liabilities	155,390	180,938	98,862
Long-term indebtedness	49,920	49,955	49,910
Other long-term liabilities	36,334	28,230	35,509
Total liabilities	241,644	259,123	184,281
Total stockholders’ equity	467,398	370,006	438,575
Total liabilities and stockholders’ equity	$709,042	$629,129	$622,856

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DREW INDUSTRIES INCORPORATED
SUMMARY OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2016	2015
(In thousands)

Cash flows from operating activities:
Net income	$35,959	$20,073
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	10,943	9,802
Stock-based compensation expense	3,140	3,063
Other non-cash items	(166)	153
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(63,286)	(51,811)
Inventories, net	8,497	(3,505)
Prepaid expenses and other assets	(2,197)	(344)
Accounts payable, trade	18,692	13,678
Accrued expenses and other liabilities	31,929	16,024
Net cash flows provided by operating activities	43,511	7,133

Cash flows from investing activities:
Capital expenditures	(6,271)	(8,593)
Acquisitions of businesses	(18,100)	(2,723)
Proceeds from sales of fixed assets	234	68
Other investing activities	(151)	(177)
Net cash flows used for investing activities	(24,288)	(11,425)

Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	(3,196)	(1,847)
Proceeds from line of credit borrowings	81,458	175,350
Repayments under line of credit borrowings	(81,458)	(191,000)
Proceeds from shelf-loan borrowing	—	50,000
Payment of contingent consideration related to acquisitions	(415)	(127)
Other financing activities	—	(161)
Net cash flows (used for) provided by financing activities	(3,611)	32,215

Net increase in cash	15,612	27,923

Cash and cash equivalents at beginning of period	12,305	4
Cash and cash equivalents at end of period	$27,917	$27,927

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DREW INDUSTRIES INCORPORATED
SUPPLEMENTARY INFORMATION
(unaudited)

	Three Months Ended
	March 31,			Last Twelve
	2016		2015	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	90.7		81.8	323.3
Motorhome RVs	14.0		11.9	49.4
Manufactured homes	19.1		15.4	74.3
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	58.8	(2)	55.1	320.3	(2)
Impact on dealer inventories	31.9	(2)	26.7	3.0	(2)
Motorhome RVs	9.1	(2)	8.6	42.5	(2)

	Twelve Months Ended
	March 31,
	2016		2015
Drew Estimated Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV	$2,978	(3)	$2,914	(3)
Motorhome RV	$1,858	(3)	$1,736	(3)
Manufactured home	$1,150		$1,192

	March 31,			December 31,
	2016		2015	2015
Balance Sheet Data:
Current ratio	2.1		1.5	2.5
Total indebtedness to stockholders’ equity	0.1		0.1	0.1
Days sales in accounts receivable	20.7		21.2	14.2
Inventory turns, based on last twelve months	6.8		8.2	6.9

	2016
Estimated Full Year Data:
Capital expenditures	$ 20 - $ 26 million
Depreciation and amortization	$ 42 - $ 47 million
Stock-based compensation expense	$ 15 - $ 17 million
Annual tax rate	35% - 36%
(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry wholesale production data for manufactured homes provided by the Institute for Building Technology and Safety. Industry retail sales data provided by Statistical Surveys, Inc.
(2) March 2016 retail sales data for RVs has not been published yet, therefore 2016 retail data for RVs includes an estimate for March 2016 retail units.
(3) In the third quarter of 2015, the Company refined the calculation of RV content per unit. This refinement had no impact on total RV Segment net sales or trends of content per unit. Prior periods have been reclassified to conform to this presentation.

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